SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               September 24, 1997
                Date of Report (Date of earliest event reported)



                               CREE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

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        NORTH CAROLINA                         0-21154                           56-1572719
 (State or other jurisdiction of         (Commission File No.)     (I.R.S. Employer Identification Number)
              incorporation)
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                              2810 Meridian Parkway
                                    Suite 144
                          Durham, North Carolina 27713
              (Address of principal executive offices and ZIP Code)


                                 (919) 361-5709
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




Item 8.  Change in Fiscal Year.

         On September 24, 1997, the Board of Directors of Cree Research, Inc. (the "Company") determined to change the Company's fiscal year end from June 30 to the last Sunday in the month of June. As a result, the Company's current fiscal year will extend from July 1, 1997 through June 28, 1998.

         A change from a fiscal year ending as of the last day of the month to a 52-53 week fiscal year commencing within seven days of the month end is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 when the new fiscal year commences with the end of the old fiscal year. Consequently, the Company will not file a report covering a transition period.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CREE RESEARCH, INC.


                                       By:      /s/ Alan J. Robertson
                                                ______________________________
                                                Alan J. Robertson
                                                Chief Financial Officer
Date:    October 6, 1997

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